AXA Financial, Inc.

Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP
(in millions)

			Three months ended March 31

			2007	2008
Contribution to IFRS Gross Revenues per AXA Press Release		in Euro

	Gross Premiums		3,798	3,253
	Other Revenues (A)		214	186
			4,012	3,439

	Average exchange rate US$1.00 =		0.76300	0.66700

		in US$	5,258	5,157

Reconciling items:

calc	Less: Other Revenues (A)		(280)	(280)
	Less: Deposits from Universal life and investment-type product policy fee income (B)		(4,468)	(4,366)
	Less: Reinsurance ceded premiums (C)		(121)	(121)
	Add: Others (D)		3	2
	Total Reconciling items		(4,866)	(4,765)

Consolidated AXA Financial, Inc. US GAAP Premiums			392	392

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and intercompany Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting